Exhibit B: Sub-Item 77K



February __, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read the statements made by Matthews Asian Funds (the "Trust"), a copy of which is attached and which we understand will be filed with the Securities and Exchange Commission pursuant to Item 77K of the Trust's Form N-SAR for the annual period ended December 31, 2007. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ Tait, Weller & Baker, LLP
Tait, Weller & Baker LLP